SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HypGen Inc.

(Exact name of registrant as specified in its charter)

NV	37-1780402
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1999 Avenue of the Stars Suite 1100 Century City, California	90067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-207383 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-207383) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit No.	Description of Exhibit
Exhibit 2.1	Asset Assignment Agreement(4)
Exhibit 3.1	Articles of Incorporation of the Registrant (1)
Exhibit 3.2	Bylaws of the Registrant (1)
Exhibit 3.3	Certificate of Amendment(3)
Exhibit 3.4	Certificate of Amendment(3)
Exhibit 3.5	Certificate of Amendment(7)
Exhibit 3.6	Articles of Merger(6)
Exhibit 3.7	Certificate of Amendment(6)
Exhibit 4.1	Amendment to Promissory Note(4)
Exhibit 4.2	Promissory Convertible Note(4)
Exhibit 4.3	Common Stock Purchase Warrant(4)
Exhibit 4.4	Common Stock Purchase Warrant(4)
Exhibit 4.5	Common Stock Purchase Warrant(4)
Exhibit 4.6	Common Stock Purchase Warrant(4)
Exhibit 4.7	Common Stock Purchase Warrant(4)
Exhibit 4.8	Common Stock Purchase Warrant(4)

Exhibit 10.1	Marketing and Sales Distribution Agreement(1)
Exhibit 10.2	Marketing and Sales Distribution Agreement(2)
Exhibit 10.3	Marketing and Sales Distribution Agreement(2)
Exhibit 10.4	Marketing and Sales Distribution Agreement(2)
Exhibit 10.5	Marketing and Sales Distribution Agreement(2)
Exhibit 10.6	Consulting Agreement(4)
Exhibit 10.7	Consulting Agreement(4)
Exhibit 10.8	Employment Agreement(5)
Exhibit 10.9	Consulting Agreement(5)
Exhibit 10.10	Support and Collaboration Agreement(5)

  Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the US Securities and Exchange Commission on October 13, 2015.
  Incorporated by reference to the Company’s Registration Statement on Form S-1/A filed with the US Securities and Exchange Commission on January 6, 2016.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on January 31, 2017.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on July 10, 2017.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on July 12, 2017.
  Incorporated by reference to the Company’s Form 8-K filed with the US Securities and Exchange Commission on August 1, 2017.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: October 23, 2017

HypGen Inc.

By: /s/ Dr. McCoy Moretz

Dr. McCoy Moretz

Title: Chief Executive Officer

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